FORM OF COMMON STOCK PURCHASE WARRANT

THE WARRANT EVIDENCED OR CONSTITUTED HEREBY, AND ALL SHARES OF COMMON STOCK DELIVERABLE UPON EXERCISE HEREUNDER, HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE ACT UNLESS PURSUANT TO (A) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH DISPOSITION OR (B) AN EXEMPTION FROM REGISTRATION UNDER THE ACT IN RELIANCE UPON RULE 144 PROMULGATED THEREUNDER.

Date: November 6, 2007

No. W-[ ]	[ ] Warrants

WARRANT TO PURCHASE COMMON STOCK

OF

CHINA PRECISION STEEL, INC.

THIS CERTIFIES THAT, for value received, Roth Capital Partners LLC (“Holder”), is entitled, subject to the terms and conditions of this Common Stock Purchase Warrant (this “Warrant”), at any time or from time to time after May 6, 2008 (the “Effective Date”), to purchase up to [ ] ( ) shares (the “Warrant Shares”) of Common Stock (as defined below), from China Precision Steel, Inc., a Colorado corporation (the “Company”), at an exercise price per share equal to $[ ] (the “Purchase Price”). This Warrant shall expire at 5:00 p.m. Eastern Time on that date which is thirty-six (36) months from the date of this Warrant (the “Expiration Date”). Both the number of shares of Common Stock purchasable upon exercise of this Warrant and the Purchase Price are subject to adjustment and change as provided herein. This Warrant is issued in connection with that certain Placement Agency Agreement, dated as of October 31, 2007, by and between the Holder and the Company.

1. CERTAIN DEFINITIONS. As used in this Warrant the following terms shall have the following respective meanings:

“1933 Act” shall mean the Securities Act of 1933, as amended.

“Common Stock” shall mean the common stock of the Company, par value $0.001 per share, and any other securities at any time receivable or issuable upon exercise of this Warrant.

“Fair Market Value” or “FMV” of a share of Common Stock as of a particular date shall mean:
(a) If traded on a securities exchange or if actively traded over-the-counter, the Fair Market Value shall be deemed to be the last reported sale price of the Common Stock on such exchange or over-the-counter on the last business day before the effective date of the exercise of the Warrant;

(b) If actively traded over-the-counter, but no sale is made on such day, the mean of the closing bid and asked prices such day on such over-the-counter quotation; and

(c) If there is no active public market, the Fair Market Value shall be the value as determined in good faith by the Company’s Board of Directors upon a review of relevant factors, including due consideration of the Holders’ determination of the value of the Company.

“SEC” shall mean the Securities and Exchange Commission.

“Trading Day” means a day on which the Common Stock is listed or quoted for trading on the date in question on The NASDAQ Capital Market, The NASDAQ Global Market, the OTC Bulletin Board or any other recognized exchange in the United States.

2. EXERCISE OF WARRANT

2.1  Exercise, Payment. Subject to compliance with the terms and conditions of this Warrant and applicable securities laws, this Warrant may be exercised, in whole or in part at any time or from time to time, after [May [6], 2008] and on or before the Expiration Date by the delivery (including, without limitation, delivery by facsimile) of the form of Notice of Exercise attached hereto as Exhibit 1 (the “Notice of Exercise”), duly executed by the Holder, at the address of the Company as set forth herein, and as soon as practicable after such date,

(a) surrendering this Warrant at the address of the Company, and

(b) providing payment, by check or by wire transfer, of an amount equal to the product obtained by multiplying the number of shares of Common Stock being purchased upon such exercise by the then effective Purchase Price (the “Exercise Amount”), or

(c) in lieu of tendering the Exercise Amount, the Warrants may be exercised by surrendering this Certificate together with irrevocable instructions to the Company to issue in exchange for this Certificate the number of shares of Common Stock equal to the product of (i) the number of shares as to which the Warrants are being exercised multiplied by (ii) a fraction, the numerator of which is the Fair Market Value of a share of Common Stock on the last business day immediately preceding the exercise date less the Purchase Price therefore and the denominator of which is such Fair Market Value (a “Cashless Exercise”).

2.2 Common Stock Certificates; Fractional Shares. Following the Company’s receipt of a Notice of Exercise, the Company will use commercially reasonable efforts to cause the delivery within three (3) Trading Days of such receipt, to the person or persons entitled to receive the same, a certificate or certificates for the number of whole shares of Common Stock issuable upon such exercise. The Company shall register the number of shares of Common Stock issuable upon exercise on the share register of the Company. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon an exercise of this Warrant.

2.3 Partial Exercise: Effective Date of Exercise. In case of any partial exercise of this Warrant, the Holder and the Company shall cancel this Warrant upon surrender hereof and shall execute and deliver a new Common Stock Purchase Warrant of like tenor and date for the balance of the shares of Common Stock purchasable hereunder. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above. The Company acknowledges that the person entitled to receive the shares of Common Stock issuable upon exercise of this Warrant shall be treated for all purposes as the holder of record of such shares as of the close of business on the date the Holder is deemed to have exercised this Warrant.

3. TAXES. The Company shall pay all taxes and other governmental charges that may be imposed in respect of the delivery of shares upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax or other charge imposed in connection with any transfer involved in the delivery of any certificate for shares of Common Stock in any name other than that of the Holder of this Warrant, and in such case the Company shall not be required to deliver any stock certificate until such tax or other charge has been paid, or it has been established to the Company’s reasonable satisfaction that no tax or other charge is due.

4. ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF COMMON STOCK. The number of shares of Common Stock deliverable upon exercise of this Warrant (or any shares of stock or other securities or property receivable upon exercise of this Warrant) and the Purchase Price are subject to adjustment upon occurrence of the following events:

4.1 Adjustment for Stock Splits, Stock Subdivisions or Combinations of Shares of Common Stock. The Purchase Price of this Warrant shall be proportionally decreased and the number of shares of Common Stock deliverable upon exercise of this Warrant (or any shares of stock or other securities at the time deliverable upon exercise of this Warrant) shall be proportionally increased to reflect any stock split, stock dividend or subdivision of the Company’s Common Stock. The Purchase Price of this Warrant shall be proportionally increased and the number of shares of Common Stock deliverable upon exercise of this Warrant (or any shares of stock or other securities at the time deliverable upon exercise of this Warrant) shall be proportionally decreased to reflect any combination of the Company’s Common Stock.

4.2 Reclassification. If the Company, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Purchase Price therefore shall be appropriately adjusted, all subject to further adjustment as provided in this Section 4. No adjustment shall be made pursuant to this Section 4.2 upon any conversion or redemption of the Common Stock which is the subject of Section 4.4.

4.3 Adjustment for Capital Reorganization, Merger or Consolidation. In case of any capital reorganization of the capital stock of the Company (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or any merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all the assets of the Company then, and in each such case, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant (in all cases without regard to any limitations on the exercise of this Warrant), during the period specified herein and upon payment of the Purchase Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 4. The foregoing provisions of this Section 4.3 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the Holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company’s Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

4.4 Conversion of Common Stock. If all or any portion of the authorized and outstanding shares of Common Stock of the Company are redeemed or converted or reclassified into other securities or property pursuant to the Company’s Articles of Incorporation or otherwise, or the Common Stock otherwise ceases to exist, then, in such case, the Holder of this Warrant, upon exercise hereof at any time after the date on which the Common Stock is so redeemed or converted, reclassified or ceases to exist (the “Termination Date”), shall receive, in lieu of the number of shares of Common Stock that would have been deliverable upon such exercise immediately prior to the Termination Date, the securities or property that would have been received if this Warrant had been exercised in full and the Common Stock received thereupon had been simultaneously converted immediately prior to the Termination Date, all subject to further adjustment as provided in this Warrant. Additionally, the Purchase Price shall be immediately adjusted to equal the quotient obtained by dividing (x) the aggregate Purchase Price of the maximum number of shares of Common Stock for which this Warrant was exercisable immediately prior to the Termination Date by (y) the number of shares of Common Stock of the Company for which this Warrant is exercisable immediately after the Termination Date, all subject to further adjustment as provided herein.

5. LOSS OR MUTILATION. Upon receipt of evidence reasonably satisfactory the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will cause to be executed and delivered in lieu thereof a new Warrant of like tenor as the lost, stolen, destroyed or mutilated Warrant.

6. REPRESENTATIONS AND COVENANTS. The Company hereby covenants that all shares issuable upon exercise of this Warrant shall be duly authorized and, when delivered upon such exercise, shall be validly issued, fully paid and non-assessable and free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, except encumbrances or restrictions arising under federal or state securities laws. Further, the Company hereby covenants that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of shares of Common Stock or other shares of capital stock of the Company as from time to time are issuable upon exercise of this Warrant.

7. REGISTRATION. If the Company proposes to register any of its Common Stock under the Securities Act in connection with the resale of such Common Stock by certain of its stockholders solely for cash, the Company shall, at such time, promptly give the Holder notice of such registration. Upon the request of the Holder given within fifteen (15) days after such notice is given by the Company, the Company shall cause to be registered all of the Warrant Shares, that the Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 7 before the effective date of such registration, whether or not the Holder has elected to include Warrant Shares in such registration

8. RESTRICTIONS ON TRANSFER.

8.1 The Holder, by acceptance hereof, agrees that, absent an effective registration statement filed with the SEC under the 1933 Act, covering the disposition or sale of this Warrant or the Common Stock issued or issuable upon exercise hereof or the Common Stock issuable upon conversion thereof, as the case may be, and registration or qualification under applicable state securities laws, such Holder will not sell, transfer, pledge, or hypothecate any or all such Warrants or Common Stock, as the case may be, unless either (i) the Company has received an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that such registration under the 1933 Act is not required in connection with such disposition or (ii) the sale of such securities is made pursuant to Rule 144 under the 1933 Act or pursuant to some other applicable exemption from registration.

8.2 Except as provided in Section 8.3 below, in addition to the foregoing restrictions on transfer, this Warrant may not be transferred by the Holder without the prior written consent of the Company, which consent may not be unreasonably withheld. In the event of a transfer to which the Company has previously consented in writing, this Warrant and all rights hereunder may be transferred by the Holder upon delivery of the form of Assignment attached hereto as Exhibit 2 (the “Assignment”), duly executed by the Holder, surrender of this Warrant properly endorsed at the address of the Company set forth herein and payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any partial transfer, the Holder and Company will cause to be issued and delivered to the Holder a new Warrant or Warrants with respect to the portion of this Warrant not so transferred. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that when this Warrant shall have been so endorsed, the person in possession of this Warrant may be treated by the Company, and all other persons dealing with this Warrant, as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding; provided, however that until a transfer of this Warrant is duly registered on the books of the Company, the Company may treat the Holder hereof as the owner for all purposes.

8.3 This Warrant may not be sold, transferred, assigned or hypothecated (any such action, a “Transfer”) by the Holder except to (i) one or more persons, each of whom on the date of transfer is an officer of the Holder; (ii) a general partnership or general partnerships, the general partners of which are the Holder and one or more persons, each of whom on the date of transfer is an officer of the Holder; (iii) a successor to the Holder in any merger or consolidation; (iv) a purchaser of all or substantially all of the Holder’s assets; (v) any person receiving this Warrant from one or more of the persons listed in this Section 8.3 at such person’s death pursuant to will, trust or the laws of intestate succession, or (vi) after one year from the date of this Warrant, any person receiving the Warrant from the persons listed in this Section 8.3 (and each such person shall be deemed a “Holder” hereunder). This Warrant may be divided or combined, upon request to the Company by the Holder, into a certificate or certificates representing the right to purchase the same aggregate number of Shares. If at the time of a Transfer, a registration statement is not in effect to register the shares issuable upon exercise of this Warrant, the Company may require the Holder to make such representations, and may place such legends on certificates representing this Warrant, as may be reasonably required in the opinion of counsel to the Company to permit a Transfer without such registration.

9. COMPLIANCE WITH SECURITIES LAWS. By acceptance of this Warrant, the Holder hereby represents, warrants and covenants that it is an “accredited investor” as that term is defined under Rule 501 of Regulation D, that any shares of stock purchased upon exercise of this Warrant or acquired upon conversion thereof shall be acquired for investment only and not with a view to, or for sale in connection with, any distribution thereof, that the Holder has had such opportunity as such Holder has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Holder to evaluate the merits and risks of its investment in the Company; that the Holder is able to bear the economic risk of holding such shares as may be acquired pursuant to the exercise of this Warrant for an indefinite period; that the Holder understands that the shares of stock acquired pursuant to the exercise of this Warrant or acquired upon conversion thereof may not be registered under the 1933 Act (unless otherwise required pursuant to exercise by the Holder of the registration rights, if any, previously granted to the Holder) and will be “restricted securities” within the meaning of Rule 144 under the 1933 Act and that the exemption from registration under Rule 144 will not be available for at least one year from the date of exercise of this Warrant, and even then will not be available unless a public market then exists for the stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and that all stock certificates representing shares of stock issued to the Holder upon exercise of this Warrant or upon conversion of such shares may have affixed thereto a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

10. NO RIGHTS OR LIABILITIES AS STOCKHOLDERS. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company. In the absence of affirmative action by such Holder to purchase Common Stock by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Holder hereof shall cause such Holder hereof to be a stockholder of the Company for any purpose.

11. NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, return receipt requested, or by telecopier, or by email or otherwise delivered by hand or by messenger, addressed or telecopied to the person to whom such notice or communication is being given at its address set forth after its signature hereto. In order to be effective, a copy of any notice or communication sent by telecopier or email must be sent by registered or certified mail, postage prepaid, return receipt requested, or delivered personally to the person to whom such notice or communication is being at its address set forth after its signature hereto. If notice is provided by mail, notice shall be deemed to be given five (5) business days after proper deposit with the United States mail or nationally recognized overnight courier, or immediately upon personally delivery thereof, to person to whom such notice or communication is being at such address. If notice is provided by telecopier, notice shall be deemed to be given upon confirmation by the telecopier machine of the receipt of such notice at the telecopier number provided above. If notice is provided by email, notice shall be deemed to be given upon confirmation by the sender’s email program of the receipt of such notice at the email address provided after the signature of the person to whom such notice or communication is being. The addresses set forth after the signatures hereto may be changed by written notice complying with the terms of this Section 10.

12. HEADINGS. The headings in this Warrant are for purposes of convenience in reference only, and shall not be deemed to constitute a part hereof.

13. GOVERNING LAW. This Warrant shall be construed and enforced in accordance with, and governed by, the laws of the State of New York.

14. NOTICES OF RECORD DATE. In case the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant), for the purpose:

(a) of any consolidation or merger of the Company with or into another corporation, any capital reorganization of the Company, any stock split, stock dividend, combination, recapitalization or reclassification of the capital stock of the Company, or any conveyance of all or substantially all of the assets of the Company to another corporation in which holders of the Company’s stock are to receive stock, securities or property of another corporation; or

(b) of any voluntary dissolution, liquidation or winding-up of the Company; or

(c) of any redemption of any outstanding capital stock of the Company; then, and in each such case,

the Company will mail or cause to be mailed to the Holder of this Warrant a notice specifying, as the case may be, the date on which such reorganization, split dividend, reclassification, consolidation, merger, conveyance, dissolution, liquidation, winding-up, redemption or conversion is to take place, and as applicable, any adjustments to the Purchase Price or number of shares of Common Stock issuable upon exercise hereof or the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities as at the time are receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be delivered at least thirty (30) days prior to the date of the proposed action therein specified.

15. SEVERABILITY. If any term, provision, covenant or restriction of this Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Warrant shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

16. SATURDAYS, SUNDAYS AND HOLIDAYS. If the Expiration Date falls on a Saturday, Sunday or legal holiday, the Expiration Date shall automatically be extended until 5:00 p.m. on the next business day.

17. REMEDIES. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Holder and the Company will be entitled to specific performance hereunder. The parties agree that monetary damages alone may not be adequate compensation for any loss incurred by reason of any breach of obligations hereunder and agrees to waive in any action for specific performance of any such obligation the defense that remedy at law would be adequate.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of this 6th day of November, 2007.

CHINA PRECISION STEEL, INC.

By:___________________________
Name: Wo Hing Li
Title: President

Address for Notices:

To the Issuer:

8th Floor, Teda Building
87 Wing Lok Street
Sheung Wan, Hong Kong
Facsimile: +852-2854-1121

To the Holder:

Roth Capital Partners LLC
24 Corporate Plaza
Newport Beach, CA 92660

Facsimile: +1-949-720-7227

[SIGNATURE PAGE TO WARRANT]

EXHIBIT 1

NOTICE OF EXERCISE

(To be executed upon exercise of Warrant)

WARRANT NO. ___

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, securities of China Precision Steel, Inc., as provided for therein, and (check the applicable box):

□ Tenders herewith payment of the exercise price in full in the form of cash, a certified or official bank check in same-day funds, or electronic funds transfer in the amount of $ for such securities.

□ Pursuant to the Cashless Exercise feature set forth in Section 2.1(c).

Please issue a certificate or certificates for such securities in the name of, and pay any cash for any fractional share to (please print name, address and social security number):

Name:

Address:

Signature:

Note: The above signature should correspond exactly with the name on the first page of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.

If said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder rounded up to the next higher whole number of shares.

EXHIBIT 2

ASSIGNMENT

(TO BE EXECUTED ONLY UPON ASSIGNMENT OF WARRANT CERTIFICATE)

WARRANT NO.-___

For value received, hereby sells, assigns and transfers unto ______________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ______________ attorney, to transfer said Warrant Certificate on the books of the within-named Company with respect to the number of Warrants set forth below, with full power of substitution in the premises:

NAME(S) OF ASSIGNEE(S)	ADDRESS(ES) OF ASSIGNEE(S)	# OR WARRANTS

________________________	________________________	________________________

________________________	________________________	________________________

________________________	________________________	________________________

And if said number of Warrants shall not be all the Warrants represented by the Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the Warrants registered by said Warrant Certificate.

Dated: _______________, 200_

Signature:________________________________

Notice: The signature to the foregoing Assignment must correspond to the name as written upon the face of this security in every particular, without alteration or any change whatsoever; signature(s) must be guaranteed by an eligible guarantor institution (banks, stock brokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Securities and Exchange Commission Rule l7Ad-15.